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                                                                    EXHIBIT 23.2


                       Consent of Independent Accountants
                       ----------------------------------


The Board of Directors
Image Entertainment, Inc.:


We consent to incorporation by reference in the registration statement on Form S-8 of Image Entertainment, Inc. of our report dated June 6, 1995, except for note 14 which is dated as of June 8, 1995, relating to the balance sheets of Image Entertainment, Inc. as of March 31, 1995 and 1994, and the related statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended March 31, 1995, and the related schedules, which report appears in the March 31, 1995, annual report on Form 10-K of Image Entertainment, Inc. We also consent to the reference to our firm under the heading "Experts" in the registration statement.


                                     /s/ KPMG PEAT MARWICK LLP


Los Angeles, California
December 15, 1995